Exhibit 31.1

CERTIFICATION

I, John C. Hope, III, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A for the year ended December 31, 2010 of Whitney Holding Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally Omitted];

4.	[Intentionally Omitted]; and

5.	[Intentionally Omitted].

Date:  April 18, 2011

                                                                                                                /s/ John C. Hope, III
                                                                                                                John C. Hope, III
Chief Executive Officer